UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2014

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

(703) 984-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On April 21, 2014, ePlus inc. (the “Company”) issued preliminary earnings per share and revenue estimates for the quarter and fiscal year ended March 31, 2014.  The Company expects revenue for the fourth quarter to be between $255 million and $261 million.  The Company expects fully diluted earnings per share for the fourth quarter to be between $1.00 and $1.06 per share.  The Company expects revenue for the fiscal year ended March 31, 2014 to be between $1,052 million and $1,058 million and fully diluted earnings per share to be between $4.34 and $4.40.  This preliminary financial information for the three months and fiscal year ended March 31, 2014 is based upon management’s estimates and subject to completion of the Company’s financial closing procedures. Moreover, these data have been prepared solely on the basis of currently available information by management. The Company’s independent registered public accounting firm has not audited or reviewed, and does not express an opinion with respect to, these data.  This is preliminary financial information and not a comprehensive statement of the Company’s financial results for these periods, and its actual results may differ materially from these estimates due to the completion of its financial closing procedures, final adjustments, completion of the audit of its financial statements and other developments that may arise between now and the time of the audit of its financial statements is completed.  The Company’s actual results for the three months ended March 31, 2014 and fiscal year ended March 31, 2014 will be available as soon as practicable. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within the Company’s control.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure

On April 21, 2014, the Company announced the launch of a secondary offering (the “Offering”) of 1,791,304 shares of its common stock, $0.01 par value per share (the “Common Stock”), by certain existing stockholders (the “Selling Stockholders”) of the Company at a price to the public to be determined. The Company will not receive any of the proceeds from the sale of the Common Stock being sold by the Selling Stockholders.

The Common Stock is being offered and sold pursuant to a prospectus dated February 14, 2014 and a final prospectus supplement to be filed with the U.S. Securities and Exchange Commission (the “SEC”), in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-193457) declared effective by the SEC on February 14, 2014. A preliminary prospectus supplement with respect to the Offering was filed with the SEC on April 21, 2014. No sales will be made to the public until such time as a final prospectus supplement has been filed with the SEC.

The Common Stock is to be issued pursuant to an Underwriting Agreement to be entered into with Stifel and William Blair as joint book-running managers, and Canaccord Genuity, as co-lead manager.

In addition, the Company will enter into an agreement with the underwriters to repurchase up to 400,000 of the 1,791,304 shares of common stock that are the subject of the Offering at a price per share equal to the price per share being paid by the underwriters to the Selling Stockholders in the Offering.  The closing of this concurrent stock repurchase is contingent on the closing of the Offering and the satisfaction of certain other customary conditions. The terms and conditions of the concurrent stock repurchase will be reviewed and approved by a special committee of the board of directors, which is composed entirely of independent directors who are unaffiliated with the Selling Stockholders.

On April 21, 2014, the Company issued a press release announcing the anticipated Offering and concurrent stock repurchase. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing made under the Securities Act except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed or furnished, as appropriate, as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated April 21, 2014, issued by ePlus inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: April 21, 2014